UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021 (October 8, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 East SR 64 Bradenton, Florida	34208
(Address of Principal Executive Office)	(Zip Code)

(855) 668-3331

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 8, 2021, Assisted 4 Living, Inc., a Nevada corporation (the “Company”), entered into a guaranty agreement in connection with a loan made to its wholly-owned subsidiary, Assisted 4 Living Consulting, Inc. (“Borrower”) in the principal amount of $1,250,000 (the “Loan”). Pursuant to the terms of the guaranty agreement, the Company has unconditionally guaranteed the payment of all indebtedness, liabilities and obligations of every kind and nature of Borrower to the lender whether absolute or contingent, direct or indirect, due or to become due, heretofore or hereafter created, arising or exiting including any additional advances or future advances, renewals or extensions without limitation as to amount. The Loan is evidenced by a promissory note. Outstanding principal accrues interest at an annual rate of ten percent (10%). Monthly payments in the amount of $10,416.67 commence on November 8, 2021 and continue for 12 months until the maturity date of October 8, 2022, at which time the remaining principal balance, if any, is due and payable. The Loan is secured by a first mortgage lien on property that is owned by Borrower and serves as the Company’s corporate headquarters.

If any portion of the principal is paid prior to July 8, 2022, then Borrower must pay a prepayment fee calculated as the difference between nine months of interest on the amount of principal being prepaid and the amount of interest paid to date on the amount of principal being prepaid. The lender is guaranteed nine months of interest regardless of when Loan is paid off.

After the maturity date or due date of the promissory note, interest shall be charged on the respective principal amount remaining unpaid at a rate equivalent to the highest lawful rate or twenty-five percent (25%) per annum, whichever is less, until paid.

If any payment of principal or interest or both is more than five days late, Borrower agrees to pay lender a late charge equal to five percent (5.0%) of the payment.

The foregoing summary of the promissory note and the guaranty agreement are qualified in their entirety by reference to the full text of the promissory note and guaranty agreement which are attached hereto as Exhibit 10.1(a) and 10.1(b), respectively, and incorporated herein by reference. You are urged to read said exhibits attached hereto in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1(a)	Promissory Note dated October 8, 2021 in the principal amount of $1,250,000 made by Assisted 4 Living Consulting, Inc.

10.1(b)	Personal Guaranty made by Assisted 4 Living, Inc. dated October 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 13, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO